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                                                                   EXHIBIT 23.3


                   [FECHTOR, DETWILER & CO., INC. LETTERHEAD]



                                                     July 29, 1996


        We hereby consent to the use of our opinion dated July 12, 1996 regarding the proposed merger of Computer Identics Corporation with a subsidiary of Robotic Vision Systems, Inc. ("RVSI") in the proxy statement for the Special Meeting of the Stockholders incorporated in the Amendment No. 1 to Form S-4 Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") by RVSI. We have been provided with copies of such proxy materials to be filed with the SEC.



                                         Fechtor, Detwiler & Co., Inc.







                                         /s/ Andre Daniel-Dreyfus

                                         ----------------------------------
                                         Andre Daniel-Dreyfus
                                         Senior Vice President